EXHIBIT 10.18

                                AMENDMENT NO. 3
                                      TO
                  RECEIVABLES FUNDING AND SERVICING AGREEMENT

          This AMENDMENT NO. 3, executed as of November 13, 1995 and effective as of September 30, 1995 ("Amendment No. 3") to the Receivables Funding and Servicing Agreement, dated as of April 14, 1994, as amended by Amendment No. 1 thereto dated as of October 25, 1994 and by Amendment No. 2 thereto dated as of June 14, 1995 (the "Original Funding Agreement"), is by and among CARLISLE PLASTICS FUNDING CORPORATION, a Delaware corporation ("Borrower"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as Lender (as such, together with its successors and assigns, the "Lender"), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as operating agent (as such, together with its successors and assigns, the "Operating Agent") and in its capacity as Collateral Agent for the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent, the Letter of Credit Providers and the CP Holders (as such, together with its successors and assigns, the "Collateral Agent") and CARLISLE PLASTICS, INC., a Delaware corporation (as such, together with its successors and assigns, the "Parent"), as Servicer (as such, together with its successors and permitted assigns, the "Servicer"). Capitalized terms used and not defined herein shall have the meanings specified in the Original Funding Agreement.

          The Borrower, the Lender, the Operating Agent, the Collateral Agent and the Parent agree as follows:

          1.   The Borrower represents and warrants as follows:

               (a) The Borrower has the corporate power, authority and legal right to execute, deliver and perform the Original Funding Agreement, as amended hereby, and to borrow the Funding Loans thereunder. The Borrower has taken all necessary corporate action to authorize the borrowing of Loans on the terms and conditions of the Original Funding Agreement, as amended hereby, and the execution, delivery and performance of this Amendment No. 3. No consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with any Governmental Authority is required for the execution, delivery and performance by the Borrower of the Original Funding Agreement, as amended hereby, which has not been obtained, made, given or accomplished. The Original Funding Agreement, as amended hereby, and the Note have each been executed and delivered by a duly authorized officer of the Borrower and each constitutes a legal, valid and binding agreement or obligation of the Borrower enforceable against the Borrower in accordance with its terms.

               (b) The execution, delivery and performance by the Borrower of the Original Funding Agreement, as amended hereby, will not violate (i) any provision of any existing law or regulation applicable to the Borrower,
     (ii) any provision of any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to the Borrower, (iii) the Certificate of Incorporation or By-Laws of the Borrower, or (iv) any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the Borrower or any of its assets may be bound, and will not, except as otherwise provided in any Redwood Program Document, result in or require the creation or imposition of any Adverse Claim on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          2. Schedule 9 of the Original Funding Agreement is hereby amended as attached hereto.

          3. The miscellaneous provisions under ARTICLE XIV of the Original Funding Agreement, together with the definitions of all terms used therein, and all other sections of the Original Funding Agreement to which such sections refer are hereby incorporated by reference as if the provisions thereof were set forth in full herein, except that (a) the terms "Original Funding Agreement" and "Agreement" shall be deemed to refer to the Original Funding Agreement, as amended hereby; (b) the terms "this Original Funding Agreement" and "this Agreement" shall be deemed to refer to the Original Funding Agreement as amended hereby; and (c) the terms "hereunder", "hereby" and "hereto" shall be deemed to refer to the Original Funding Agreement as amended hereby.

          4. The Original Funding Agreement, as amended hereby, shall be deemed to be amended hereby to the extent necessary, if any, to give effect to this Amendment No. 3. Except as so amended hereby, the Original Funding Agreement shall remain in full force and effect in accordance with their respective terms. Except as amended hereby, all provisions, terms and conditions, covenants, and representations and warranties of the Original Funding Agreement shall remain in full force and effect in accordance with its terms. The execution and delivery of this Amendment No. 3 by the Lender, the Collateral Agent and the Operating Agent shall not waive or be deemed to waive any default which has occurred or which may be occurring in respect of the Original Funding Agreement.

          IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by its proper and duly authorized officer. This Amendment No. 3 is executed as of November 13, 1995 but shall be deemed effective as of September 30, 1995.


CARLISLE PLASTICS FUNDING CORPORATION,
as Borrower

By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Chief Financial Officer


REDWOOD RECEIVABLES CORPORATION,
as Lender

By:    /s/ Catharine L. Midkiff
       -------------------------
Name:  Catharine L. Midkiff
Title: Assistant Secretary


CARLISLE PLASTICS, INC.,
as Servicer

By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Chief Financial Officer


GENERAL ELECTRIC CAPITAL CORPORATION,
as Operating Agent and Collateral Agent

By:    /s/ Thomas E. Johnstone
       -------------------------
Name:  Thomas E. Johnstone
Title: Vice President - Commercial Finance

                                  EXHIBIT TO
                        AMENDMENT NO. 3 TO RECEIVABLES
                        FUNDING AND SERVICING AGREEMENT

          Schedule 9 of the Original Funding Agreement is amended by deleting subparagraph (b) of Paragraph 1 of said Schedule 9 in its entirety and substituting therefor the following:

          (b) MINIMUM NET WORTH. The Servicer and its Subsidiaries on a consolidated basis shall have, as at each of the dates set forth below (and shall maintain at all times during the period from and including such date through but excluding the next date immediately succeeding such date), Net Worth equal to or greater than the amount set forth opposite such date:

               DATE                       MINIMUM NET WORTH
               ----                       -----------------
          June 30, 1994              The higher of $66,000,000 or
                                     Equity as of April 30, 1994

          September 30, 1994         The higher of $66,000,000 or
                                     Equity as of April 30, 1994

          December 31, 1994          $68,000,000

          March 31, 1995             $69,400,000

          June 30, 1995              $71,300,000

          September 30, 1995         $70,000,000

          December 31, 1995          $74,100,000

          June 30, 1996              $76,000,000

          December 31, 1996          $81,100,000

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